Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-114010, 333-115254 and 333-151649) of Kinetic Concepts, Inc. of our reports dated February 27, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2007 of LifeCell Corporation which are incorporated by reference into this Current Report on Form 8-K.

/s/  PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 1, 2008